UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☒	Soliciting Material Pursuant to §240.14a-12

COMMONWEALTH REIT

(Name of the Registrant as Specified In Its Charter)

CORVEX MANAGEMENT LP

KEITH MEISTER

RELATED FUND MANAGEMENT, LLC

RELATED REAL ESTATE RECOVERY FUND GP-A, LLC

RELATED REAL ESTATE RECOVERY FUND GP, L.P.

RELATED REAL ESTATE RECOVERY FUND, L.P.

RRERF ACQUISITION, LLC

JEFF T. BLAU

RICHARD O’TOOLE

DAVID R. JOHNSON

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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CORVEX AND RELATED DELIVER FORMAL NOTICE TO COMMONWEALTH

REIT AND ARBITRATION PANEL AS FIRST STEP IN CONSENT SOLICITATION

PROCESS TO REMOVE ENTIRE BOARD

Corvex and Related to Engage in Active Dialogue with Fellow Shareholders to Identify

Truly Independent Trustees

NEW YORK, November 25, 2013 – Corvex Management LP (“Corvex”) and Related Fund Management, LLC (“Related”), whose separately managed investment funds collectively own approximately 9.6% of the outstanding shares of CommonWealth REIT (NYSE:CWH), today announced that they have delivered a formal notice to CommonWealth and the Arbitration Panel of their intent to pursue a consent solicitation to remove the entire board of trustees in accordance with the rules implemented by the Arbitration Panel ruling on November 18, 2013.

To advance the solicitation effort, Corvex and Related delivered to CommonWealth a request for a shareholder list to communicate with their fellow shareholders.

Over the coming days, Corvex and Related will engage in an active dialogue with shareholders to identify a truly independent slate of highly qualified nominees who are prepared to work on behalf of all CommonWealth shareholders.

Keith Meister of Corvex and Jeff T. Blau of Related said: “These actions represent the important first step towards removing the board of trustees and empowering shareholders to take back CommonWealth. No amount of rhetoric around inadequate, ‘to-be-proposed’ governance enhancements changes the fact that CommonWealth’s board is run by the same trustees and management team responsible for what we believe is an abysmal track record of underperformance and value destruction.

“We believe that the new solicitation process will enable shareholders to elect truly independent and accountable trustees in the near term. Over the last several months, we have had discussions with numerous shareholders regarding potential nominees and plan to continue those discussions over the coming days. We ask our fellow shareholders to contact us promptly with any suggestions regarding potential nominees.”

The three-member Arbitration Panel expressly prohibited the parties from taking any action that is intended or designed to impede or frustrate, or that has the effect of impeding or frustrating, the new solicitation process or any action that would interfere with implementation of the ruling in any way. The Arbitration Panel will also remain available to resolve any issues or disputes which may arise regarding compliance with and implementation of the new solicitation rules.

The full text of the Arbitration Panel’s ruling which lays out the consent solicitation process can be found at www.shareholdersforcommonwealth.com.

Additional Information Regarding the Solicitation

Corvex Management LP and Related Fund Management, LLC will file a consent solicitation statement with the Securities and Exchange Commission (the “SEC”) to solicit consents to remove the entire board of trustees of CommonWealth REIT (the “Company”). Investors and security holders are urged to read the preliminary consent solicitation statement in its entirety, and the definitive consent solicitation statement and other relevant documents when they become available, because they will contain important information regarding the solicitation. The preliminary and definitive solicitation statement and all other relevant documents will be available, free of charge, on the SEC’s website at www.sec.gov.

The following persons are participants in connection with the consent and proxy solicitation of the Company’s shareholders: Corvex Management LP, Keith Meister, Related Fund Management, LLC, Related Real Estate Recovery Fund GP-A, LLC, Related Real Estate Recovery Fund GP, LP, Related Real Estate Recovery Fund, LP, RRERF Acquisition, LLC, Jeff T. Blau, Richard O’Toole and David R. Johnson. Information regarding the participants in the solicitation and a description of their direct and indirect interests, by security holdings or otherwise, to the extent applicable, is available in the consent solicitation statement filed with the SEC on April 10, 2013, as supplemented by Supplement No. 1 filed with the SEC on April 12, 2013 and Supplement No. 2 filed with the SEC on June 20, 2013.

About Corvex Management LP

Corvex Management LP is an investment firm headquartered in New York, New York that engages in value-based investing across the capital structure in situations with identifiable catalysts. Corvex was founded in March 2011 and follows an opportunistic approach to investing with a specific focus on equity investments, special situations and distressed securities largely in North America.

About Related Fund Management, LLC

Related Fund Management, LLC is an affiliate of Related Companies, one of the most prominent privately-owned real estate firms in the United States. Formed 40 years ago, Related is a fully-integrated, highly diversified industry leader with experience in virtually every aspect of development, acquisitions, management, finance, marketing and sales. Related’s existing portfolio of real estate assets, valued at over $15 billion, is made up of best-in-class mixed-use, residential, retail, office and affordable properties. For more information about Related Companies please visit www.related.com.

For further information, contact:

Rupal Doshi

Corvex

(212) 474-6750

rdoshi@corvexcap.com

Joanna Rose

Related

(212) 801-3902

jrose@related.com

INVESTORS:

Edward McCarthy / Richard Grubaugh

D.F. King & Co., Inc.

(212) 269-5550

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RESTORING WEALTH TO COMMONWEALTH
Welcome Timeline Presentations Press Releases Corporate Governance Contact
Timeline
Corvex and Related Actions
CWH Actions
November 25: Corvex and Related delivered a formal notice to CommonWealth REIT and the arbitration panel of their intent to pursue a consent solicitation to remove the entire board of trustees
November 18: The arbitration panel ruling invalidates CommonWealth REIT bylaws designed to disenfranchise shareholders and creates precise timeline to nominate independent and accountable trustees
August 8: The arbitration panel declares invalid the CommonWealth REIT bylaw provisions that sought to impose a minimum requirement of three years and three percent holdings for shareholders to request a record date for a consent solicitation
June 21: Holders of over 70% of the outstanding shares of CommonWealth REIT approve the removal of the entire Board of Trustees
June 18: Glass Lewis recommends CWH shareholders remove entire Board of Trustees
June 17: Corvex and Related issue third letter to shareholders
June 14: ISS recommends CWH shareholders remove entire Board of Trustees
NOVEMBER
AUGUST
JUNE

MAY
May 15: CWH reappoints Joseph L. Morea to CWH Board of Trustees after he failed to receive the requisite votes for reelection the requisite votes for reelection at CWH’s Annual Meeting
APRIL
April 23: Corvex and Related issue second letter to shareholders
April 22: Record date for solicitation April 18: Corvex and Related issue letter to shareholders
April 15: CWH announces that it has “ elected to classify its Board” under the Section 3-803 of the Maryland General Corporation Law and twists the language of the law in declaring that effectively members of its Board may now only be removed “for cause.” It is our firm view that maneuver is invalid under Maryland law
April 12: Corvex and Related deliver formal shareholder demand for CWH to fix record date for consent solicitation
April 10: Corvex and Related file definitive consent statment
April 8: CWH secretly lobbies the Maryland legislature in a failed attempt to introduce amendment that would have eliminated the right of shareholders to remove members of the Board without cause
MARCH
March 25: CWH announces that it was considering selling CWH’s controlling equity interest in Select Income REIT, which we anticipate would be completed at a discount to market price
March 13: Corvex and Related file preliminary consent solicitation statement and engage Deutsche Bank Securities Inc. as financial advisor
March 5: CWH completes dilutive equity offering of 34.5 million shares at $19.00 per share
March l: CWH attempts to re-write its bylaws to effectively eviscerate a shareholder right granted under its Declaration of Trust to remove trustees without cause by written consent
FEBRUARY
February 26: Corvex and Related announce 9.8% stake, lay out specific steps to maximize value for shareholders and call on the company to cancel dilutive equity offering
February 25: CWH announces dilutive equity offering, CWH shares decline 12.1% and close at $15.85
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